Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, Pennsylvania 19103-7098
(215) 564-8000
November 24, 2010
Board of Trustees
AIM Counselor Series Trust (Invesco Counselor Series Trust)
11 Greenway Plaza, Suite 2500
Houston, Texas 77046-1173

Re:	Registration Statement on Form N-14
Ladies and Gentlemen:
     We have acted as counsel to AIM Counselor Series Trust (Invesco Counselor Series Trust) (“ACST”), a Delaware statutory trust, in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”). Pursuant to an Agreement and Plan of Reorganization (the “Agreement”), each series of ACST identified on Exhibit A hereto (each an “Acquiring Fund”) will assume the assets and liabilities of the corresponding series of the open-end registered investment company identified on Exhibit A hereto (each a “Target Fund”) in exchange for shares of the corresponding Acquiring Fund, as set forth on Exhibit A (each a “Reorganization” and, collectively, the “Reorganizations”).
     We have reviewed the Amended and Restated Agreement and Declaration of Trust and Amended and Restated By-Laws of ACST, in each case as amended to the date hereof, resolutions adopted by ACST in connection with the Reorganizations, the form of Agreement, which has been approved by ACST’s Board of Trustees, the Registration Statement and such other legal and factual matters as we have deemed appropriate.
     This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act governing the issuance of the shares of ACST and the reported case law thereunder, and does not extend to the securities or “blue sky” laws of the State of Delaware or other States.
     We have assumed the following for purposes of this opinion:
     1. The shares of each Acquiring Fund will be issued in accordance with ACST’s Amended and Restated Agreement and Declaration of Trust (the “Trust Agreement”) and Amended and Restated By-Laws, each as amended to date, the Agreement, and resolutions of ACST’s Board of Trustees relating to the creation, authorization and issuance of shares and the Reorganizations.
     2. The shares of each Acquiring Fund will be issued against payment therefor as described in the Agreement, and such payment will be at least equal to the net asset value of such shares.
     3. The Agreement, substantially in the form reviewed by us, will be executed and delivered.

     4. The registration statement registering new Class R and Institutional Class shares for Invesco Van Kampen American Franchise Fund will become effective.
     On the basis of and subject to the foregoing, we are of the opinion that the shares of each Acquiring Fund to be issued to the corresponding Target Fund shareholders as provided by the Agreement are duly authorized, and upon delivery will be validly issued and outstanding, and will be fully paid and non-assessable by ACST.
     Both the Delaware Statutory Trust Act, as amended, and the Trust Agreement provide that shareholders of ACST shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law, as amended, to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of an Acquiring Fund for all loss and expense of any shareholder held personally liable for the obligations of such Fund. Therefore, the risk of any shareholder incurring financial loss beyond his or her investment due to shareholder liability is limited to circumstances in which an Acquiring Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined by a court of competent jurisdiction not to be effective.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Sincerely yours,

STRADLEY RONON STEVENS & YOUNG, LLP
By:	/s/ Matthew R. DiClemente
Matthew R. DiClemente, Esq., a Partner

EXHIBIT A

Acquiring Fund (and share classes) and	Corresponding Target Fund (and share
Acquiring Entity	classes) and Target Entity
Invesco Van Kampen Growth and Income Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)	Invesco Fundamental Value Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class Y

Invesco Van Kampen Growth and Income Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)	Invesco Large Cap Relative Value Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class Y

Invesco California Tax-Free Income Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)	Invesco Van Kampen California Insured Tax Free Fund, a series of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class Y

Invesco Structured Core Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)	Invesco Select Equity Fund, a series of AIM Funds Group (Invesco Funds Group)
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class Y

Invesco Structured Core Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)	Invesco Van Kampen Equity Premium Income Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class Y

A-1

Acquiring Fund (and share classes) and	Corresponding Target Fund (and share
Acquiring Entity	classes) and Target Entity
Invesco Van Kampen Equity and Income Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)	Invesco Balanced Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class Y

Invesco Van Kampen Equity and Income Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)	Invesco Basic Balanced Fund, a series of AIM Funds Group (Invesco Funds Group)
Class A	Class A
Class B	Class B
Class C	Class C
Class R	Class R
Class Y	Class Y
Class A	Investor Class
Institutional Class	Institutional Class

Invesco Core Plus Bond Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)	Invesco Core Bond Fund, a series of AIM Investment Securities Funds (Invesco Investment Securities Funds)
Class A	Class A
Class B	Class B
Class C	Class C
Class R	Class R
Class Y	Class Y
Institutional Class	Institutional Class

Invesco Core Plus Bond Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)	Invesco Van Kampen Core Plus Fixed Income Fund, a series of AIM Investment Securities Funds (Invesco Investment Securities Funds)
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class Y

A-2

Acquiring Fund (and share classes) and	Corresponding Target Fund (and share
Acquiring Entity	classes) and Target Entity
Invesco Van Kampen American Franchise Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)	Invesco Large Cap Growth Fund, a series of AIM Equity Funds (Invesco Equity Funds)
Class A	Class A
Class B	Class B
Class C	Class C
Class R	Class R
Class Y	Class Y
Class A	Investor Class
Institutional Class	Institutional Class

Invesco Van Kampen American Franchise Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)	Invesco Van Kampen Capital Growth Fund, a series of AIM Sector Funds (Invesco Sector Funds)
Class A	Class A
Class B	Class B
Class C	Class C
Class R	Class R
Class Y	Class Y
Institutional Class	Institutional Class

Invesco Van Kampen American Franchise Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)	Invesco Van Kampen Enterprise Fund, a series of AIM Sector Funds (Invesco Sector Funds)
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Class Y

A-3